As filed with the Securities and Exchange Commission on May 27, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Hemisphere Media Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0885255
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Hemisphere Media Group, Inc.

4000 Ponce de Leon Boulevard

Suite 650

Coral Gables, FL 33146
(305) 421-6364

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Hemisphere Media Group, Inc. Amended and Restated

2013 Equity Incentive Plan

(Full title of the plan)

Alan J. Sokol
Chief Executive Officer
4000 Ponce de Leon Boulevard

Suite 650

Coral Gables, FL 33146
(305) 421-6364

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class A common stock, par value $0.0001 per share, issuable pursuant to the Hemisphere Media Group, Inc. Amended and Restated 2013 Equity Incentive Plan	2,962,160 shares		$13.22	(3)	$39,159,755.20	(3)	$$4,272.33
Total	2,962,160 shares	(2)					$$4,272.33

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2)	This Registration Statement on Form S-8 registers 2,962,160 shares of Hemisphere Media Group, Inc.’s Class A common stock, par value $0.0001 (“Hemisphere Class A common stock”), reserved for issuance under the Hemisphere Media Group, Inc. Amended and Restated 2013 Equity Incentive Plan (the “Amended and Restated Plan”).
(3)	Estimated solely for the purpose of calculating the registration fee under Rule 457(h) of the Securities Act based, in accordance with Rule 457(c), on the average of the high and low prices of Hemisphere Class A common stock reported on The Nasdaq Global Select Market on May 25, 2021 of $13.73 and $12.70, respectively.

EXPLANATORY NOTE

The Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 18, 2016, File No. 333-1211447, is hereby incorporated by reference. By such Registration Statement, the Company registered 3,225,920 shares of its Class A common stock that were reserved for issuance in respect of awards to be granted under the Hemisphere Media Group, Inc. Amended and Restated 2013 Equity Incentive Plan (the “Amended and Restated Plan”).

On March 9, 2021, the board of directors of the Company amended and restated the Amended and Restated Plan, subject to stockholder approval, which was received on May 25, 2021, in order to increase the number of shares of Hemisphere Class A common stock reserved for issuance in respect of awards to be granted under the Amended and Restated Plan from 7,225,920 shares of Hemisphere Class A common stock to an aggregate of 10,188,080 shares of Hemisphere Class A common stock. This Registration Statement is to register the additional 2,962,160 shares of Hemisphere Class A common stock.

Pursuant to General Instruction E to Form S-8, the contents of such earlier Registration Statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference in this Registration Statement:

1.	the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 15, 2021 (including the exhibits thereto);
2.	the portions of the Definitive Proxy Statement on Schedule 14A for the 2021 annual meeting of stockholders filed on April 15, 2021 that are incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2020;
3.	the Quarterly Report on Form 10-Q for the three month period ended March 31, 2021, filed on May 10, 2021;
4.	the Current Reports on Form 8-K dated March 2, 2021, March 9, 2021, April 1, 2021, April 6, 2021, April 15, 2021, May 5, 2021 and May 26, 2021; and
5.	the description of the Hemisphere Class A common stock set forth in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 4, 2013, and any amendment or report filed for the purpose of updating any such description.

In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the Securities and Exchange Commission), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits.

The Registrant herewith files the exhibits identified below.
Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of Hemisphere Media Group, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2017 (File No. 001-35886)).

3.2	Amended and Restated Bylaws of Hemisphere Media Group, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2016 (File No. 001-35886)).

4.1	Hemisphere Media Group, Inc. Amended and Restated 2013 Equity Incentive Plan (incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement for its 2016 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 6, 2016 (File No. 001-35886)).

4.2	Specimen Hemisphere Class A common stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Company's Registration Statement on Form S-4 filed with the Commission on March 11, 2013 (File No. 333-186210)).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, LLP with respect to the legality of the common stock registered hereby.

23.1*	Consent of RSM US LLP.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Coral Gables, State of Florida, on May 27, 2021.

HEMISPHERE MEDIA GROUP, INC.

By:	/s/ Alan J. Sokol
Alan J. Sokol Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitute and appoint Alan J. Sokol and Craig D. Fischer their true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any registration statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of May 27, 2021 by the following persons in the capacities indicated.

Name	Title

/s/ Alan J. Sokol	Chief Executive Officer, President and Director (Principal
Alan J. Sokol	Executive Officer)

/s/ Peter M. Kern
Peter M. Kern	Chairman of the Board and Director

/s/ Craig D. Fischer	Chief Financial Officer (Principal Financial Officer
Craig D. Fischer	and Chief Accounting Officer)

/s/ Leo Hindery, Jr.
Leo Hindery, Jr.	Director

/s/ James M. McNamara
James M. McNamara	Director

/s/ Ernesto Vargas Guajardo
Ernesto Vargas Guajardo	Director

/s/ Sonia Dulá
Sonia Dulá	Director

/s/ Eric C. Neuman
Eric C. Neuman	Director

/s/ John Engelman
John Engelman	Director

/s/ Adam Reiss
Adam Reiss	Director

/s/ Eric Zinterhofer
Eric Zinterhofer	Director